SCHEDULE 13D

Exhibit 1

Joint Filing Agreement
The undersigned parties hereby agree that the Schedule 13D filed herewith relating to the Common Shares, no par value of Corrpro Companies Inc. is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) on behalf of each person.

Date:	December 29, 2003
JB Capital Partners L.P.

		By:	/s/ Alan W. Weber

			Name:	Alan W. Weber
			Title:	General Partner

		By:	/s/ Alan W. Weber

		Name:	Alan W. Weber